UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Stifel Financial Corp. (the “Company”) on December 22, 2017, subsequently amended on December 29, 2017 (as amended, the “December 2017 Form 8-K”). The December 2017 Form 8-K was filed to describe the modification of certain compensatory arrangements with selected employees of the Company.

The sole purpose of this Amendment is to update the December 2017 Form 8-K disclosure for the subsequent determination to allow the executive officers listed below to receive certain cash payments, similar to certain other employees of the Company, based on the pre-tax value of such executive’s modified outstanding restricted stock units and to disclose the amounts payable to each such executive officer as a result of the determination. No other changes are being made to the December 2017 Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Certain compensatory arrangements with the following executive officers were modified in 2018 resulting in payments on March 15, 2018 of $319,687, $424,639, $467,116, $367,734, and $169,928 to Messrs. Kruszewski, Zemlyak, Nesi, Mulroy, and Michaud, respectively. These cash payments were based on the estimated benefit to the Company of the conversion of that executive officer’s restricted stock units and were consistent with similar payments made to many other employees in December 2017 to encourage their participation in the Company’s tax mitigation strategy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: April 25, 2018	By:	/s/ James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	President and Chief Financial Officer